Exhibit 99.1

Liquidia Corporation Reports Third Quarter 2026 Financial Results

•	YUTREPIA® (treprostinil) inhalation powder net product sales of $222.7 million in the third quarter of 2026, up 31% from the second quarter of 2026

•	October 2026 total patient shipments reached their highest monthly level since launch

•	Resolved all litigation with United Therapeutics through a global settlement, securing continuity of care for all patients treated with YUTREPIA

•	Recorded net loss of $236.3 million reflects a $389.7 million litigation settlement charge

•	Fifth consecutive quarter of increasing non-GAAP, adjusted EBITDA to $140.5 million

•	Increased cash and cash equivalents to $396.1 million prior to settlement payments

•	Granted Fast Track designation to YUTREPIA for the treatment of SSc-RP and initiated RE-WARM, a Phase 2 randomized open-label dose-finding study

MORRISVILLE, N.C., November 10, 2026 – Liquidia Corporation (NASDAQ: LQDA), a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases, today reported financial results for the third quarter ended September 30, 2026. The company will also host a webcast at 8:30 a.m. ET on November 10, 2026, to discuss its financial results and provide a corporate update.

Dr. Roger Jeffs, Liquidia’s Chief Executive Officer, said: “Five quarters after launch, YUTREPIA has rapidly established a preferred product profile because physicians value the control and flexibility it gives them over each patient’s therapy. That affinity and broad adoption have proven durable and our business continues to grow in parallel. With the litigation now fully resolved, and YUTREPIA’S commercial availability secure, we can fully focus on cementing the value of YUTREPIA through Phase 4 studies in PAH that will position it as the best-in-class inhaled therapy and first-in-choice prostacyclin. Simultaneously, we will continue to advance a pipeline that builds on our deep understanding of inhaled treprostinil, from L606 in PAH and PH-ILD to new indications where patients have no approved options, such as SSc-RP and PH-COPD. We are confident that YUTREPIA and L606 can meet the needs of many more patients, both today and in the years ahead, as we look to become the leading provider of inhaled prostacyclin care.”

YUTREPIA Commercial Highlights (as of October 31, 2026, unless indicated otherwise)

•	Net product sales of $222.7 million in the third quarter of 2026.

•	$212.2 million in paid patient demand in the third quarter of 2026, excluding voucher and patient access programs, reflecting growing patient demand.

•	From launch through September 2026, more than 60% of referrals included a PAH diagnosis, rising to more than 70% in September.

•	In October 2026, total patient shipments reached their highest monthly level since launch.

•	In October 2026, the daily referral rate was more than 75% of the daily referral rate for the third quarter.

•	Conversion of monthly referrals to patient starts remained above 87%.

•	Prescriber base reached 1,300 through October, adding more first-time prescribers in October 2026 than September 2026.

•	Roughly 60% of YUTREPIA prescribers have written for two or more patients, and more than 30% have written for at least 5 patients.

•	77% of YUTREPIA prescribers have written a PAH script since launch.

Clinical Pipeline Updates

YUTREPIA

•	Initiated LTI-403, an open-label study to evaluate safety and tolerability of YUTREPIA in adults with PAH who switch from oral selexipag; anticipate primary study completion in 2Q2027.

•	Advanced SPRINT, an open-label trial to evaluate the hemodynamic response measured by changes in pulmonary vascular resistance (PVR) following 16 weeks of treatment dosed 3-times or 4-times daily; anticipate initiation in 4Q2026.

•	Advanced EASY-PAH, a prospective, observational U.S. registry of YUTREPIA to evaluate dose regimen, including frequency, titration, longitudinal clinical endpoints; anticipate initiation in 2027.

•	Enrolled first patient in RE-WARM, a Phase 2 randomized open-label dose-finding study to evaluate safety, tolerability and pharmacodynamics of YUTREPIA in adults with systemic sclerosis (SSc) experiencing frequent symptomatic Raynaud's phenomenon (RP) attacks; anticipate primary study completion in 1Q2027. In September 2026, FDA granted Fast Track designation to the program, underscoring the significant unmet need and lack of approved treatments.

L606

•	Continued enrollment in Re-Spire, a global pivotal placebo-controlled efficacy study to evaluate L606 in adults for the treatment of PH-ILD. Anticipate enrollment to be completed in 2028 and primary study to be completed in 2029.

•	Advanced AMPLIFY-PAH, a pivotal study to evaluate the safety and efficacy of L606 in adults with PAH. Anticipate enrollment to be initiated in 2027 and primary study to be completed in 2029.

•	Advanced preparations for a pivotal study to evaluate the safety and efficacy of L606 in adults with PH-COPD. Anticipate initiation in the second half of 2027.

Global Settlement with United Therapeutics

On October 13, 2026, Liquidia entered into a global settlement agreement with United Therapeutics Corporation (United Therapeutics), which resolved all six pending lawsuits between the companies. The settlement followed a September 30, 2026, ruling by the U.S. District Court for the District of Delaware that certain claims of U.S. Patent No. 11,826,327, related to the treatment of PH-ILD with inhaled treprostinil, were valid and infringed. Under the settlement, YUTREPIA remains available to patients without disruption, and no patients are required to discontinue. Liquidia agreed not to appeal the ruling, has submitted a Prior Approval Supplement to remove the PH-ILD indication from YUTREPIA’s label, and has ceased promoting YUTREPIA for PH-ILD. The settlement agreement includes mutual releases without admission of liability by either party.

Under the settlement agreement, Liquidia agreed to pay net $380.7 million in multiple installments in 2026 and 2027, inclusive of payments to other parties to resolve the antitrust litigation against United Therapeutics related to Treprostinil Injection, which the company expects to fund from current cash and cash equivalents and ongoing sales of YUTREPIA.

Third Quarter 2026 Financial Results

Net loss for the third quarter of 2026 was $236.3 million, which includes a $389.7 million charge related to the litigation settlement. Excluding that charge, YUTREPIA sales led to Liquidia’s fifth consecutive quarter of increasing non-GAAP adjusted EBITDA, which was $140.5 million in the third quarter of 2026.

Cash and cash equivalents totaled $396.1 million as of September 30, 2026, prior to the payments pursuant to the settlement agreements, compared to $190.7 million as of December 31, 2025.

Product sales, net, were $222.7 million for the three months ended September 30, 2026, compared to $51.7 million for the three months ended September 30, 2025. We began shipping YUTREPIA to customers in the United States in June 2025, following receipt of full FDA approval for YUTREPIA in May 2025. The increase of $171.0 million was due to higher volume of YUTREPIA sales.

Service revenue, net and cost of service revenue, were $2.6 million and $0.8 million for the three months ended September 30, 2026, respectively, compared to $2.7 million and $0.9 million for the three months ended September 30, 2025, respectively, and related to the promotion agreement with Sandoz, Inc., pursuant to which we shared profits from the sales of Treprostinil Injection in the United States (the “Promotion Agreement”), which was terminated in October 2026. We will no longer generate service revenue.

Cost of product sales was $14.0 million for the three months ended September 30, 2026, compared to $2.3 million for the three months ended September 30, 2025. Cost of product sales is related to sales of YUTREPIA. The increase of $11.7 million was primarily due to higher volume of YUTREPIA sales.

Research and development expenses were $25.3 million for the three months ended September 30, 2026, compared to $9.3 million for the three months ended September 30, 2025. The increase of $16.0 million or 170% was primarily due to an $11.1 million increase in expenses for our L606 program, a $3.2 million increase in expenses related to YUTREPIA research and development activities, and a $1.2 million increase in personnel expenses driven by higher headcount.

Selling, general and administrative expenses were $59.0 million for the three months ended September 30, 2026, compared to $40.1 million for the three months ended September 30, 2025. The increase of $18.9 million or 47% was primarily due to a $6.4 million increase in personnel expenses and a $5.5 million increase in stock-based compensation driven by higher headcount, a $4.1 million increase in commercial and consulting expenses to support the commercialization of YUTREPIA.

Litigation settlement, net was $389.7 million for the three months ended September 30, 2026 and reflects charges recorded for the settlement of the litigation with United Therapeutics and the parties with interests in the antitrust litigation against United Therapeutics related to Treprostinil Injection, consisting of $330.4 million payable to United Therapeutics, less $10.0 million receivable from United Therapeutics, $60.3 million payable to the parties with interests in the antitrust litigation against United Therapeutics related to Treprostinil Injection, and other non-cash write offs of assets related to the Promotion Agreement.

Interest expense, net was $2.9 million for the three months ended September 30, 2026, compared to $5.3 million for the three months ended September 30, 2025. The decrease of $2.4 million was primarily attributable to higher money market balances and lower interest accretion under the Company’s revenue interest financing agreement with HealthCare Royalty Partners IV, L.P.

Income tax benefit was $30.1 million for the three months ended September 30, 2026. We did not recognize any income tax benefit during the three months ended September 30, 2025.

Net loss for the three months ended September 30, 2026, was $236.3 million, or $2.64 per basic and diluted share, as compared to a net loss of $3.5 million, or $0.04 per basic and diluted share, for the three months ended September 30, 2025.

Webcast Information

Liquidia will host a live webcast at 8:30 a.m. Eastern Time on November 10, 2026, to discuss the third quarter 2026 financial results and corporate update. The webcast will be available on Liquidia’s website at https://liquidia.com/investors/events-and-presentations. A rebroadcast of the event will be available and archived for a period of one year at the same location.

About YUTREPIA® (treprostinil) Inhalation Powder

YUTREPIA is an inhaled dry-powder formulation of treprostinil delivered through a convenient, low-effort, palm-sized device. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. YUTREPIA is approved and marketed for the treatment of pulmonary arterial hypertension (PAH). YUTREPIA is not approved for the treatment of systemic sclerosis-associated Raynaud’s phenomenon (SSc-RP); it has received Fast Track designation from the FDA for SSc-RP. YUTREPIA was previously referred to as LIQ861 in investigational studies.

About L606 (liposomal treprostinil inhalation suspension)

L606 is an investigational, extended-release formulation of treprostinil administered twice daily with a next-generation nebulizer. The L606 suspension uses a proprietary liposomal formulation to encapsulate treprostinil which can be released slowly at a controlled rate into the lung, enhancing drug exposure over an extended period of time. L606 is currently being evaluated in an open-label study in the United States for treatment of PAH and PH-ILD and is being evaluated in Re-Spire, a global pivotal placebo-controlled efficacy study to evaluate L606 in adults for the treatment of PH-ILD.

About Pulmonary Arterial Hypertension (PAH)

PAH is a rare, chronic, progressive disease caused by hardening and narrowing of the pulmonary arteries that can lead to right heart failure and eventually death. Currently, more than 50,000 estimated patients are diagnosed and treated in the United States. There is currently no cure for PAH, so the goals of existing treatments are to alleviate symptoms, maintain or improve functional class, delay disease progression and improve quality of life.

About Pulmonary Hypertension Associated with Interstitial Lung Disease (PH-ILD)

PH-ILD includes a diverse collection of up to 150 different pulmonary diseases, including interstitial pulmonary fibrosis, chronic hypersensitivity pneumonitis, connective tissue disease-related ILD, and chronic pulmonary fibrosis with emphysema (CPFE) among others. Any level of PH in ILD patients is associated with poor 3-year survival. A current estimate of PH-ILD prevalence in the United States is greater than 60,000 patients, though actual prevalence in many of these underlying ILD diseases is not yet known due to factors including underdiagnosis and lack of approved treatments until March 2021 when inhaled treprostinil was first approved for this indication.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases. The company’s current focus spans the development and commercialization of products in pulmonary hypertension and other applications of its proprietary PRINT® Technology. PRINT enabled the creation of YUTREPIA® (treprostinil) inhalation powder, approved for the treatment of pulmonary arterial hypertension (PAH), and in development for Raynaud’s phenomenon secondary to systemic sclerosis (SSc-RP). The company is also developing L606, an investigational extended-release formulation of treprostinil administered twice daily via a next-generation nebulizer to treat PAH and pulmonary hypertension associated with interstitial lung disease (PH-ILD). To learn more about Liquidia, please visit www.liquidia.com.

Abbreviations

1. PAH: pulmonary arterial hypertension. 2. PH-ILD: pulmonary hypertension associated with interstitial lung disease. 3. SSc-RP: systemic sclerosis-associated Raynaud’s phenomenon. 4. PH-COPD: pulmonary hypertension associated with chronic obstructive pulmonary disease.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements.

Forward-looking statements, including statements regarding the settlement agreement and its anticipated benefits; timing and outcome of FDA review of the Prior Approval Supplement to remove the PH-ILD indication from the YUTREPIA label; the impact of ceasing PH-ILD promotion and sales on YUTREPIA revenue; continued availability of YUTREPIA for patients; clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs); regulatory applications and related submission contents and timelines; our future results of operations, financial position and cash resources; our estimates regarding future expenses, capital requirements and needs for additional financing; potential revenue and profitability of YUTREPIA; and our development plans for L606 and for YUTREPIA in SSc-RP, PH-COPD or other indications, are forward-looking statements. These statements involve significant risks and uncertainties, and actual results could differ materially from those expressed or implied herein. Among other things, the settlement agreement does not extend to indications other than PAH or to new treprostinil-containing products, and United Therapeutics may assert patents against our development programs or future products. Fast Track designation does not guarantee that YUTREPIA will receive FDA approval for the treatment of SSc-RP or that development will proceed on the anticipated timeline. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release and the accompanying tables include U.S. Generally Accepted Accounting Principles (GAAP) and non-GAAP financial measures. For a description of such non-GAAP financial measures, including the reasons for using such measures, and reconciliations of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section entitled “About Non-GAAP Financial Information” below.

Contact Information

Investors:

Jason Adair

Chief Business Officer

919.328.4350

Jason.adair@liquidia.com

Media:
media@liquidia.com

Liquidia Corporation
Select Consolidated Balance Sheet Data
(in thousands)

	September 30,	December 31,
	2026	2025
Cash and cash equivalents	$396,091	$190,680
Total assets	$682,942	$327,934
Total liabilities	$708,376	$283,186
Accumulated deficit	$(735,057)	$(626,313)
Total stockholders’ (deficit) equity	$(25,434)	$44,748

Liquidia Corporation
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2026	2025
Revenues:
Product sales, net	$222,744	$51,669
Service revenue, net	2,556	2,673
Total revenue	225,300	54,342
Costs and expenses:
Cost of product sales	13,985	2,295
Cost of service revenue	792	878
Research and development	25,269	9,346
Selling, general and administrative	59,024	40,056
Litigation settlement, net (inclusive of $19,450 to related party)	389,749	—
Total costs and expenses	488,819	52,575
(Loss) income from operations	(263,519)	1,767
Interest expense, net	(2,880)	(5,300)
Loss before income taxes	(266,399)	(3,533)
Income tax benefit	(30,071)	—
Net loss and comprehensive loss	$(236,328)	$(3,533)
Net loss per common share, basic and diluted	$(2.64)	$(0.04)
Weighted average common shares outstanding, basic and diluted	89,521,467	86,333,772

About Non-GAAP Financial Information

To supplement our financial results presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release includes certain non-GAAP financial measures, such as Adjusted EBITDA. We believe the use of such non-GAAP financial measures provides investors with additional insight into our operational performance. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

Adjusted EBITDA is a non-GAAP measure that represents net income for the period before the impact of interest income, interest expense, other income and expense, income taxes, depreciation and amortization, and certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted EBITDA should not be considered in isolation or as a substitute to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate them in the same manner as we calculate these measures.

For a reconciliation of such non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the table titled “Reconciliation of Non-GAAP Financial Information” below.

Liquidia Corporation

Reconciliation of Non-GAAP Financial Information

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)
(in thousands)

Three Months Ended
September 30,
2026
Net loss	$(236,328)
Interest expense, net	2,880
Income tax benefit	(30,071)
Depreciation and amortization	545
EBITDA	$(262,974)
Litigation settlement, net	389,749
Stock-based compensation	13,678
Adjusted EBITDA	$140,453